State of Delaware
                        Office of the Secretary of State


I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF
DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:
"HI-PLAINS ENERGY CORP.", A WYOMING CORPORATION,
WITH AND INTO "WINCHESTER MINING CORPORATION" UNDER THE NAME
OF "PNW CAPITAL, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE SIXTEENTH DAY OF MAY, A.D. 2000, AT 9 O'CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE
NEW CASTLE COUNTY RECORDER OF DEEDS.



Seal

                                             /s/Edward J. Freel
                                             Edward J. Freel, Secretary of State

 2680091   8100M                             Authentication: 0448997
 001250985                                   Date: 5-19-00

                      CERTIFICATE OF OWNERSHIP AND MERGER
                                       OF
                             HI-PLAINS ENERGY CORP.
                            (a Wyoming corporation)
                                      into
                         WINCHESTER MINING CORPORATION
                            (a Delaware corporation)

It is hereby certified that:

     1. Winchester Mining Corporation (hereinafter sometimes referred to as the "Corporation") is a business corporation of the State of Delaware.

     2. The Corporation is the owner of all the outstanding shares of common stock of Hi-Plains Energy Corp., which is a business corporation of the state of Wyoming.

     3. The laws of the jurisdiction of organization of Hi-Plains Energy Corp. permit the merger of a business corporation that jurisdiction with a business corporation of another jurisdiction.

     4.  The  Corporation   hereby  merges   Hi-Plains  Energy  Corp.  into  the
Corporation.

     5. The following is a copy of the resolutions adopted on May 16, 2000 by the Board of Directors of the corporation to merge the said Hi-Plains Energy Corp. into the Corporation:

     RESOLVED, that Hi-Plains Energy Corp. be merged into this Corporation, and that all the estate, property, rights, privileges, powers, and franchises of Hi-Plains Energy Corp. be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by Hi-Plains Energy Corp. in its name.

     RESOLVED that this Corporation assume all the obligations of Hi-Plains Energy Corp.

     RESOLVED that this Corporation shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware, by the laws of the State of Wyoming, and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the jurisdiction of organization of Hi-Plains Energy Corp. and of this Corporation and in any other appropriate jurisdiction.

     RESOLVED that this Corporation shall change its corporate name to PNW Capital, Inc.

     RESOLVED that the effective time of the Certificate of Ownership and Merger setting forth a copy of these resolutions shall be May 16, 2000, and that, insofar as the General Corporation Law of the State of Delaware shall govern the same, said time shall be the effective merger time.


Executed on May 16, 2000


                                             WINCHESTER MINING CORPORATION

                                             By:/s/Wayne Miller
                                             Wayne Miller, President

Providence of British Columbia
Country of Canada

     The foregoing Certificate of Ownership and Merger was acknowledged before me this 16th day of May 2000, by Wayne Miller, President of Winchester Mining Corporation who affirmed the facts contained therein under penalties of perjury.


                                             /s/G. Roy Long Jr.
                                             G. Roy Long Jr.
                                             A Notary Public in and for the
                                             Province of British Columbia,
                                             Commission expires with life.